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                               AMENDMENT NUMBER 1
                                       TO
                            ASSET PURCHASE AGREEMENT

         The parties hereto agree to amend that certain Asset Purchase Agreement, dated as of October 30, 2000, by and among them (the "Agreement"), as provided in this Amendment.

         Subsection 4.14(b) of the Agreement is hereby amended to read as follows:

                  HSNS agrees to provide to Summus, under the terms of the Loan Agreement, an additional $235,000 on October 30, 2000, and every two weeks thereafter (the "INTERIM FINANCING") until the earlier of (i) the Closing Date or (ii) March 31, 2000. A condition to each advance of Interim Financing by HSNS is the provision of adequate security to HSNS, in the form of HSNS Common Stock, so that the total value of security held by HSNS will be at least 2.5 times the total of the Prior Loan and the amount of Interim Financing that will have been provided after that advance, plus any accrued interest.

         Subsection 4.14(f) of the Agreement is hereby amended to read as follows:

                  If the Closing does not occur by March 31, 2000, due to termination of this Agreement or otherwise, the Interim Financing shall be paid by cancellation of Common Stock held as security therefor, having Market Value equal to the debt being repaid. Any remaining Common Stock held as security shall be returned to Summus.

         Subsection 10.11(b) of the Agreement is hereby amended to read as follows:

                  either party may terminate this Agreement if the Closing does not occur by March 31, 2000;

         This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                    [Signatures appear on the following page]


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of
December 30, 2000.

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
HIGH SPEED NET SOLUTIONS, INC.                    SUMMUS, LTD.


By:      /s/ Andrew Fox                           By:      /s/ Bjorn Jawerth
   -----------------------------------------         ----------------------------------------
              Andrew Fox, President                             Bjorn Jawerth, President
Address:      434 Fayetteville Street Mall        Address:      434 Fayetteville Street Mall
              Suite 2120                                        Suite 600
              Raleigh, North Carolina  27601                    Raleigh, North Carolina 27601
Facsimile No: (919) 645-2611                      Facsimile No: (919) 870-5601

                                                         STOCKHOLDER:


                                                  /s/ Bjorn Jawerth
                                                  -------------------------------------------
                                                  Name: Bjorn Jawerth
                                                  Address:  434 Fayetteville Street Mall
                                                  Suite 600
                                                  Raleigh, North Carolina 27601
                                                  Facsimile No.: (919) 870-5601
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